Exhibit 99.1

Contacts:
Jeff Young		Natalie Temple
Media Relations		Investor Relations
Akamai Technologies	—or—	Akamai Technologies
617-444-3913		617-444-3635
jyoung@akamai.com		ntemple@akamai.com

AKAMAI REPORTS THIRD QUARTER 2012

FINANCIAL RESULTS

•	Third quarter revenue of $345 million, up 23 percent year over year

•	GAAP net income of $48 million, up 14 percent year over year; or $0.27 per diluted share, up 17 percent year over year

•	Normalized net income* of $79 million, up 24 percent year over year; or $0.43 per diluted share, up 26 percent year over year

CAMBRIDGE, Mass. – October 24, 2012 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading cloud platform for helping enterprises provide secure, high-performing user experiences on any device, anywhere, today reported financial results for the third quarter ended September 30, 2012. Revenue for the third quarter of 2012 was $345 million, a 23 percent increase over third quarter 2011 revenue of $282 million, and a 4 percent increase over second quarter 2012 revenue of $331 million.

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the third quarter of 2012 was $48 million, or $0.27 per diluted share, a 14 percent increase from third quarter 2011 GAAP net income of $42 million, or $0.23 per diluted share, and a 9 percent increase from second quarter 2012 GAAP net income of $44 million, or $0.24 per diluted share.

The Company generated normalized net income* of $79 million, or $0.43 per diluted share, in the third quarter of 2012, a 24 percent increase over third quarter 2011 normalized net income of $63 million, or $0.34 per diluted share, and a 1 percent increase from the prior quarter normalized net income of $78 million, or $0.43 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

“Akamai experienced its fourth consecutive quarter of accelerating revenue growth and delivered higher margins,” said Paul Sagan, President and CEO of Akamai. “We continued to capitalize on our investments in cloud computing, web security, mobile services, and online video by expanding our product portfolio, while effectively managing the cost and efficiency of our network. These efforts paid off in both the Company’s top and bottom line performance.”

Adjusted EBITDA* for the third quarter of 2012 was $157 million, up 28 percent from $122 million in the third quarter of 2011, and up 9 percent from $143 million in the prior quarter. Adjusted EBITDA margin* for the third quarter was 45 percent, up two points from the prior quarter and from the same period last year. (*See Use of Non-GAAP Financial Measures below for definitions.)

Cash from operations was $141 million in the third quarter of 2012, or 41 percent of revenue. At the end of the third quarter of 2012, the Company had over $1 billion in cash, cash equivalents and marketable securities.

Sales through resellers and sales outside the United States accounted for 22 percent and 29 percent, respectively, of revenue for the third quarter of 2012.

Share Repurchase Program

During the third quarter of 2012, under a share repurchase program that was approved by the Board of Directors in May 2012, the Company repurchased approximately 1 million shares of its common stock for $37 million, at an average price of $31.53 per share. During the three quarters ended September 30, 2012, the Company repurchased approximately 4 million shares of its common stock for $112 million, at an average price of $31.31 per share. The Company has $68 million remaining on its current authorization, which runs through April 30, 2013.

The Company had approximately 177 million shares of common stock outstanding as of September 30, 2012.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-800-706-7745(or 1-617-614-3472 for international calls) and using passcode No. 82472044. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 96448745.

About Akamai

Akamai® is the leading cloud platform for helping enterprises provide secure, high-performing user experiences on any device, anywhere. At the core of the Company’s solutions is the Akamai Intelligent Platform™ providing extensive reach, coupled with unmatched reliability, security, visibility and expertise. Akamai removes the complexities of connecting the increasingly mobile world, supporting 24/7 consumer demand, and enabling enterprises to securely leverage the cloud. To learn more about how Akamai is accelerating the pace of innovation in a hyperconnected world, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

Condensed Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Sep. 30, 2012	Dec. 31, 2011
Assets
Cash and cash equivalents	$182,650	$559,197
Marketable securities	282,579	290,029
Accounts receivable, net	236,232	210,936
Deferred income tax assets, current portion	6,444	6,444
Prepaid expenses and other current assets	45,784	55,414

Current assets	753,689	1,122,020
Marketable securities	593,105	380,729
Property and equipment, net	331,218	293,043
Goodwill and other intangible assets, net	803,976	498,300
Other assets	15,365	7,924
Deferred income tax assets, net	42,101	43,485

Total assets	$2,539,454	$2,345,501

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$184,365	$123,618
Other current liabilities	28,555	24,774

Current liabilities	212,920	148,392
Other liabilities	66,596	40,859

Total liabilities	279,516	189,251
Stockholders’ equity	2,259,938	2,156,250

Total liabilities and stockholders’ equity	$2,539,454	$2,345,501

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2012	Jun. 30, 2012	Sep. 30, 2011	Sep. 30, 2012	Sep. 30, 2011

Revenues	$345,321	$331,306	$281,856	$996,075	$834,798

Costs and operating expenses:
Cost of revenues * †	109,995	107,457	93,284	320,018	271,999
Research and development *	19,351	17,542	13,542	54,373	37,142
Sales and marketing *	75,924	75,882	54,520	219,096	160,722
General and administrative * †	54,511	57,997	50,834	168,214	140,710
Amortization of other intangible assets	5,381	5,463	4,185	15,611	12,754
Restructuring (benefit) charge	—	(46)	158	14	158

Total costs and operating expenses	265,162	264,295	216,523	777,326	623,485

Operating income	80,159	67,011	65,333	218,749	211,313

Interest income, net	1,593	1,626	3,002	4,865	9,058
Other (expense) income, net	(241)	1,131	(188)	449	(1,330)

Income before provision for income taxes	81,511	69,768	68,147	224,063	219,041
Provision for income taxes	33,280	25,529	25,862	88,366	78,218

Net income	$48,231	$44,239	$42,285	$135,697	$140,823

Net income per share:
Basic	$0.27	$0.25	$0.23	$0.76	$0.76
Diluted	$0.27	$0.24	$0.23	$0.75	$0.74

Shares used in per share calculations:
Basic	177,455	178,547	183,085	178,040	185,515
Diluted	181,053	181,817	185,704	181,738	189,089

*	Includes stock-based compensation (see supplemental table for figures)
†	Includes depreciation and amortization (see supplemental table for figures)

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2012	Jun. 30, 2012	Sep. 30, 2011	Sep. 30, 2012	Sep. 30, 2011

Cash flows from operating activities:
Net income	$48,231	$44,239	$42,285	$135,697	$140,823
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	53,457	50,112	41,761	149,204	124,228
Stock-based compensation	22,635	25,621	15,141	69,180	42,465

Provision for deferred income taxes, net	826	—	20,906	826	20,906

Excess tax benefits from stock-based compensation	(2,540)	(1,635)	(610)	(17,589)	(11,460)
Loss (gain) on investments and disposal of property and equipment, net	142	(107)	(176)	(62)	(172)
Provision for doubtful accounts	(345)	(86)	782	(61)	1,236
Changes in operating assets and liabilities:

Accounts receivable	(27,974)	7,803	(8,277)	(21,587)	(7,821)

Prepaid expenses and other current assets	2,131	4,663	(919)	11,103	(78)

Accounts payable, accrued expenses and other current liabilities	44,591	15,939	445	54,732	(5,268)

Accrued restructuring	(28)	(725)	(148)	(2,897)	(180)
Deferred revenue	1,401	2,667	796	5,542	(1,386)

Other noncurrent assets and liabilities	(1,031)	1,061	4,303	(536)	13,355

Net cash provided by operating activities	141,496	149,552	116,289	383,551	316,648

Cash flows from investing activities:
Cash paid for acquired businesses, net of cash received	(14,392)	—	—	(306,030)	(550)
Purchases of property and equipment and capitalization of internal-use software costs	(60,294)	(55,539)	(47,317)	(159,177)	(136,292)
Proceeds from sales and maturities of short- and long-term marketable securities	98,567	134,171	388,983	350,152	900,120
Purchases of short- and long-term marketable securities	(137,809)	(135,845)	(149,318)	(554,303)	(727,453)
Proceeds from the sale of property and equipment	—	2	47	12	135
Decrease in restricted investments held for security deposits	—	—	—	—	221

Net cash (used in) provided by investing activities	(113,928)	(57,211)	192,395	(669,346)	36,181

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	6,066	15,491	1,183	28,635	13,305
Excess tax benefits from stock-based compensation	2,540	1,635	610	17,589	11,460
Taxes paid related to net share settlement of equity awards	(2,370)	(2,541)	(2,173)	(26,566)	(5,680)
Repurchase of common stock	(36,523)	(67,213)	(155,125)	(111,649)	(247,738)

Net cash used in financing activities	(30,287)	(52,628)	(155,505)	(91,991)	(228,653)

Effects of exchange rate changes on cash and cash equivalents	2,373	(1,441)	(3,209)	1,239	(443)

Net (decrease) increase in cash and cash equivalents	(346)	38,272	149,970	(376,547)	123,733
Cash and cash equivalents, beginning of period	182,996	144,724	205,629	559,197	231,866

Cash and cash equivalents, end of period	$182,650	$182,996	$355,599	$182,650	$355,599

	Three Months Ended			Nine Months Ended
	Sep. 30, 2012	Jun. 30, 2012	Sep. 30, 2011	Sep. 30, 2012	Sep. 30, 2011
Supplemental financial data (in thousands):

Stock-based compensation:
Cost of revenues	$684	$884	$634	$2,251	$1,779
Research and development	4,427	4,901	2,629	13,258	7,515
Sales and marketing	10,896	10,994	6,951	32,024	19,112
General and administrative	6,628	8,842	4,927	21,647	14,059

Total stock-based compensation	$22,635	$25,621	$15,141	$69,180	$42,465

Depreciation and amortization:
Network-related depreciation	$41,022	$37,989	$31,662	$113,616	$93,594
Capitalized stock-based compensation amortization	2,025	1,939	1,592	5,719	5,595
Other depreciation and amortization	5,029	4,721	4,322	14,257	12,285
Amortization of other intangible assets	5,381	5,463	4,185	15,611	12,754

Total depreciation and amortization	$53,457	$50,112	$41,761	$149,203	$124,228

Capital expenditures:
Purchases of property and equipment	$46,635	$42,188	$37,244	$119,256	$105,769
Capitalized internal-use software	13,659	13,351	10,073	39,921	30,523
Capitalized stock-based compensation	2,561	1,835	1,941	6,694	5,406

Total capital expenditures	$62,855	$57,374	$49,258	$165,871	$141,698

Net increase (decrease) in cash, cash equivalents, marketable securities and restricted marketable securities	$39,889	$39,725	$(94,478)	$(171,621)	$(52,407)

End of period statistics:
Number of employees	2,884	2,654	2,356
Number of deployed servers	119,370	115,008	100,770

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Legislative and regulatory pronouncements discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release and our earnings call helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which may make comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

Akamai defines “Adjusted EBITDA” as net income, before interest, income taxes, depreciation and amortization of tangible and intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, acquisition related costs and benefits, certain gains and losses on investments, foreign exchange gains and losses, loss on early extinguishment of debt and gains and losses on legal settlements. Akamai considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest income, or that do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on the historical cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “Adjusted EBITDA margin” as a percentage of Adjusted EBITDA as a percentage of revenues. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth. Akamai defines “capital expenditures” or “capex” as purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation. Capital expenditures or capex are disclosed in Akamai’s consolidated Statement of Cash Flows in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “normalized net income” as net income before amortization of other intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, acquisition related costs and benefits, certain gains and losses on investments, loss on early extinguishment of debt and gains and losses on legal settlements. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Akamai defines “normalized net income per share” as normalized net income, plus interest add-back for diluted share calculation, divided by the basic weighted average or diluted common shares outstanding used in GAAP net income per share calculations. Akamai considers normalized net income per share to be another important indicator of overall performance of the Company because it eliminates the effect of non-cash items. Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to Normalized net income

and Adjusted EBITDA

(amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2012	Jun. 30, 2012	Sep. 30, 2011	Sep. 30, 2012	Sep. 30, 2011

Net income	$48,231	$44,239	$42,285	$135,697	$140,823

Amortization of other intangible assets	5,381	5,463	4,185	15,611	12,754
Stock-based compensation	22,635	25,621	15,141	69,180	42,465
Amortization of capitalized stock-based compensation	2,025	1,939	1,592	5,719	5,595
Acquisition related costs (benefits)	279	376	—	5,107	(440)
Restructuring (benefit) charge	—	(46)	158	14	158

Total normalized net income:	78,551	77,592	63,361	231,328	201,355

Interest income, net	(1,593)	(1,626)	(3,002)	(4,865)	(9,058)
Provision for income taxes	33,280	25,529	25,862	88,366	78,218
Depreciation and amortization	46,051	42,710	35,984	127,873	105,879
Other expense (income), net	241	(1,131)	188	(449)	1,330

Total Adjusted EBITDA:	$156,530	$143,074	$122,393	$442,253	$377,724

Normalized net income per share:
Basic	$0.44	$0.43	$0.35	$1.30	$1.09
Diluted	$0.43	$0.43	$0.34	$1.27	$1.06

Shares used in normalized per share calculations:
Basic	177,455	178,547	183,085	178,040	185,515
Diluted	181,053	181,817	185,704	181,738	189,089

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about future revenue growth. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, effects of increased competition including potentially failure to maintain the prices we charge for our services and loss of significant customers; failure of the markets we address or plan to address to develop as we expect or at all; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; a failure of Akamai’s services or network infrastructure; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.